UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 28, 2014

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreements

Completion of Refinance for Acquisition of China Motion Telecom (HK), Ltd.

Background and Previously Disclosed Information:

VelaTel Global Communications, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“Company”), has previously disclosed various agreements related to its acquisition, through its wholly owned subsidiary, Gulfstream Capital Partners Limited, a Seychelles commercial company (“Gulfstream”) of 100% of the common stock (“Shares”) of China Motion Telecom (HK), Ltd. (“CMMobile”), a Hong Kong company providing services as a mobile virtual network operator (MVNO) serving more than 100,000 subscribers in Hong Kong, Peoples’ Republic of China, Taiwan and Macau.

Where noted, amounts described below that are expressed in Hong Kong dollars also include the approximate equivalent in US dollars expressed at a presumed exchange rate of US$1.00 = HK$7.75, with the US dollar equivalent shown in brackets and rounded to the nearest US$100.

In November, 2012, the Company entered into a stock purchase agreement (“SPA) to acquire 100% of the Shares of CMMobile from China Motion Holdings and others (“Sellers”). Following various amendments and extensions, the SPA closed on March 1, 2013 (see Form 8-Ks filed November 27, 2012, February 4, 2013, and March 8, 2013). In July 2013, the Company filed an arbitration against Sellers alleging breach of the SPA (see Form 8-K filed August 1, 2013). In August 2013, the Company entered into a loan agreement with AQC, LLC (“Original AQC Loan Agreement”), pursuant to which AQC provided the proceeds of an installment payment of US$600,000 then due to Sellers pursuant to the SPA (see Exhibit 10.51 to Form 10-Q filed August 19, 2013). In October 2013, the Company entered into a settlement agreement with Sellers and a Loan Agreement, Share Pledge and Option Deed with Xin Hua, pursuant to which Xin Hua provided the proceeds to pay of the remaining balance of the purchase price payable to Sellers pursuant to the SPA (see Exhibits 10.53-10.56 to Form 10-Q filed November 19, 2013). In December 2013, the Company entered into an Amended Loan Agreement with AQC, pursuant to which AQC provided the proceeds of an installment payment of HK$9,791,000 [US$1,265,000] then due to Xin Hua pursuant to the Xin Hua Loan Agreement (see Form 8-K filed December 17, 2017). [AQC was erroneously referred to as “AQT, LLC” in the Original and First Amended AQC Loan Agreements and the Form 10-Q and Form 8-K filings disclosing those transactions.]

Newly Disclosed Information

On February 28, 2014, Xin Hua delivered to the Company a Deed of Release which acknowledged (i) payment in full of the remaining balance due under the Xin Hua Loan Agreement, (ii) release of the Shares and other collateral under the Share Charge, and (iii) termination of the Option Deed. A copy of the Deed of Release is attached as Exhibit 10.1 to this Form 8-K and is incorporated by this reference.

The proceeds paid to Xin Hua on various dates in late-February 2014 to secure the Deed of Release were comprised of US$918,000 advanced by AQC (in addition to amounts advanced by AQC described above), which AQC advanced pursuant to a preliminary agreement to enter into the promissory note and related agreements described below, and US$1,500,000 advanced by Tai Chun-ya pursuant to a Loan Agreement between Tai Chun-ya and Gulfstream also described below.

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In connection with the US$918,000 proceeds advanced by AQC, the Company and AQC entered into a Second Amended AQC Loan Agreement, which provides that in consideration of and subject to execution of the following instruments between AQC and CMMobile directly, all rights and obligations of the parties under the Original and First Amended AQC Loan Agreement shall be declared and deemed satisfied: (1) a Promissory Note, (2) a Security Agreement, and (3) a Warrant for purchase of CMMobile Shares. A copy of the Second Amended AQC Loan Agreement is attached as Exhibit 10.2 to this Form 8-K and is incorporated by this reference.

The new Promissory Note from CM Mobile to AQC is in the amount of US$2,863,000, representing the sum of all amounts previously advanced by AQC, plus interest accrued through the date of the Promissory Note on such amounts. The principal balance of the Promissory Note bears interest at 10% per annum, which increases to 20% in the event of any default. The total term of the Promissory Note is three years, with a final maturity date of March 3, 2017, subject to payment in cash of extension fees in three month intervals, each equal to 3% of the principal balance then due. The Promissory Note may be prepaid in whole or in part without penalty. In addition to standard provisions describing events of default, the filing of any voluntary or involuntary bankruptcy petition, appointment of receiver, or other extraordinary action to dissolve or liquidate the assets of the Company or Gulfstream, or writ for attachment of any of CMMobile’s stock, which proceeding is not dismissed within thirty days of filing, constitutes a default under the Promissory Note, as does any change of management control of the Company. For so long as there is any amount owing under the Promissory Note, AQC has the right to appoint one director of CMMobile, and certain major corporate events are subject to unanimous approval of all directors. A copy of the Promissory Note is attached as Exhibit 10.3 to this Form 8-K and is incorporated by this reference.

The Security Agreement grants AQC a security interest in all of CMMobile’s current and future assets, as security for repayment of the Promissory Note. In the event of default, AQC may take control of and sell any or all of the assets and apply the proceeds of such sale against the amount then owed under the Promissory Note. A copy of the Security Agreement is attached as Exhibit 10.4 to this Form 8-K and is incorporated by this reference.

The Warrant grants AQC the right to purchase 49% (on a fully diluted basis) of the Shares of CMMobile (Series A Warrant). The Warrant may be exercised in whole or in part from time to time until expiration on March 1, 2024 at an exercise price of $0.0001 per Share, subject to price adjustment in the event of future equity or other corporate events that would cause the number of Shares outstanding to change. AQC has the right to vote the number of Shares equal to 49% of the total outstanding Shares that are represented by the Warrant, as though the Warrant had been fully exercised. AQC has the option but not the obligation to partially exercise the Warrant for the number of Shares required to fulfill the prior option of StarHub Mobile Pte., Ltd to acquire up to 25% of the Shares (see Exhibit 10.1 to Form 8-K filed December 2, 2013, Cooperation Agreement between CMMobile and StarHub granting this option). The Warrant is subject to increase (Series B Warrant) upon any of the following events (each percentage described also on a fully diluted basis): (i) 1% for each extension fee described in the Promissory Note that is not timely paid, (ii) 10% in the event of a change of management control of the Company, and/or (iii) 10% in the event of filing of a voluntary or involuntary bankruptcy petition, appointment of receiver, or other extraordinary action to dissolve or liquidate the assets of the Company or Gulfstream, or a writ for attachment of any of CMMobile’s stock, which proceeding is not dismissed within thirty days of filing. AQC has the right to vote the Shares represented by the Series B Warrant only upon exercise of that portion of the Warrant. Exercise of the entire portion of the Warrant not previously exercised shall be deemed to have occurred automatically one day prior to the occurrence of any event described in sub-part (i) or (ii) above, without notice and with sixty (60) days grace period for AQC to pay the exercise price. A copy of the Warrant is attached as Exhibit 10.5 to this Form 8-K and is incorporated by this reference.

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The Tai Chun-ya Loan Agreement calls for repayment of US$1,500,000, plus interest at 10% per annum on or before July 26, 2014. Tai Chun-ya has the option to accept repayment (including interest) in the form of 15% of the Shares of CMMobile. A copy of the Tai Chun-ya Loan Agreement is attached as Exhibit 10.6 to this Form 8-K and is incorporated by this reference.

Item 9.01     Exhibits

10.1	Deed of Release from Xin Hua
10.2	Second Amended Loan Agreement between VelaTel and AQC
10.3	Promissory Note from CMMobile to AQC
10.4	Security Agreement between CMMobile and AQC
10.5	Warrant from CMMobile to AQC
10.6	Loan Agreement between CMMobile and Tai Chunya

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 5, 2014

VelaTel Global Communications, Inc.

By: /s/ George Alvarez

Name: George Alvarez

Title: Chief Executive Officer

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